Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Gina Sorice	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
646-320-4107	617-274-7130
gsorice@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

Revenue of $707 million, up 6% year-over-year and up 8% when adjusted for foreign exchange*

Cloud Security Solutions revenue grew 27% year-over-year and 29% when adjusted for foreign exchange*

GAAP EPS of $0.65, up 110% year-over-year, and non-GAAP EPS* of $1.10, up 39% year-over-year

CAMBRIDGE, Mass. – April 30, 2019 – Akamai (NASDAQ: AKAM), the intelligent edge platform for securing and delivering digital experiences, today reported financial results for the first quarter ended March 31, 2019.

“We are pleased with our excellent start for the year, with revenue, margins and earnings all exceeding expectations,” said Dr. Tom Leighton, Chief Executive Officer. “The outperformance was driven by the continued very strong growth of our security business, very strong traffic growth from our media business and our ability to improve efficiency while continuing to invest in innovation and new products to drive future growth.”

Akamai delivered the following financial results for the first quarter ended March 31, 2019:

Revenue: Revenue was $707 million, a 6% increase over first quarter 2018 revenue of $669 million and an 8% increase when adjusted for foreign exchange.*

Revenue by Division(1):

•	Web Division revenue was $376 million, up 7% year-over-year and up 9% when adjusted for foreign exchange*

•	Media and Carrier Division revenue was $330 million, up 5% year-over-year and up 7% when adjusted for foreign exchange*

Revenue from Cloud Security Solutions(2):

•	Cloud Security Solutions revenue was $190 million, up 27% year-over-year and up 29% when adjusted for foreign exchange*

Revenue from Internet Platform Customers(3):

•	Revenue from Internet Platform Customers was $47 million, up 6% year-over-year and when adjusted for foreign exchange*

•	Revenue excluding Internet Platform Customers was $659 million, up 6% year-over-year and up 8% when adjusted for foreign exchange*

Revenue by Geography:

•	U.S. revenue was $418 million, down 1% year-over-year

•	International revenue was $288 million, up 17% year-over-year and up 24% when adjusted for foreign exchange*

First quarter 2018 and 2019 items: First quarter year-over-year growth rates for GAAP income from operations, GAAP net income and GAAP EPS in the paragraphs below were impacted by charges recognized in the first quarter of 2018, which did not recur in the first quarter of 2019 or were not of the same magnitude: a $15 million restructuring charge and $23 million for legal settlements and non-recurring professional advisory fees associated with a non-routine stockholder matter.

First quarter year-over-year growth rates for GAAP and non-GAAP income from operations, net income and EPS in the paragraphs below were also benefited by $8 million, or $6 million net of tax and $0.04 per share, from a change in the estimated useful lives of some our network assets due to software and hardware initiatives undertaken to manage Akamai's global network more efficiency. These network assets, primarily comprised of servers, are now amortized over 5 years, from 4 years, beginning on January 1, 2019.

Income from operations: GAAP income from operations was $135 million, a 96% increase from first quarter 2018. GAAP operating margin for the first quarter was 19%, up 9 percentage points from the same period last year.

Non-GAAP income from operations* was $210 million, a 26% increase from first quarter 2018. Non-GAAP operating margin* for the first quarter was 30%, up 5 percentage points from the same period last year.

Net income: GAAP net income was $107 million, a 99% increase from first quarter 2018. Non-GAAP net income* was $181 million, a 33% increase from first quarter 2018.

EPS: GAAP EPS was $0.65 per diluted share, a 110% increase from first quarter 2018 and a 116% increase when adjusted for foreign exchange.* Non-GAAP EPS was $1.10 per diluted share, a 39% increase from first quarter 2018 and a 42% increase when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA was $299 million, a 17% increase from first quarter 2018. Adjusted EBITDA margin* for the first quarter was 42%, up 4 percentage points from the same period last year.

Supplemental cash information: Cash from operations for the first quarter of 2019 was $161 million, or 23% of revenue. Cash, cash equivalents and marketable securities was $1.2 billion as of March 31, 2019.

Share repurchases: Akamai spent $35 million in the first quarter of 2019 to repurchase 0.5 million shares of its common stock at an average price of $70.89 per share. The Company had 164 million shares of common stock outstanding as of March 31, 2019.

*	See Use of Non-GAAP Financial Measures below for definitions

(1)    Revenue by Division – A customer-focused reporting view that reflects revenue from customers that are managed by the division

(2)	Revenue from Cloud Security Solutions – A product-focused reporting view that illustrates revenue from Cloud Security Solutions separately from all other solution categories

(3)	Revenue from Internet Platform Customers – Revenue from six customers that are large Internet platform companies: Amazon, Apple, Facebook, Google, Microsoft and Netflix

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-844-578-9671 (or 1-508-637-5655 for international calls) and using passcode 1989658. A live webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-855-859-2056 (or 1-404-537-3406 for international calls) and using passcode 1989658. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai secures and delivers digital experiences for the world’s largest companies. Akamai’s intelligent edge platform surrounds everything, from the enterprise to the cloud, so customers and their businesses can be fast, smart, and secure. Top brands globally rely on Akamai to help them realize competitive advantage through agile solutions that extend the power of their multi-cloud architectures. Akamai keeps decisions, apps and experiences closer to users than anyone - and attacks and threats far away. Akamai’s portfolio of edge security, web and mobile performance, enterprise access and video delivery solutions is supported by unmatched customer service, analytics and 24/7/365 monitoring. To learn why the world’s top brands trust Akamai, visit www.akamai.com, blogs.akamai.com, or @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2019 (1)	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$688,698	$1,036,455
Marketable securities	429,932	855,650
Accounts receivable, net	529,346	479,889
Prepaid expenses and other current assets	170,442	163,360
Total current assets	1,818,418	2,535,354
Marketable securities	101,434	209,066
Property and equipment, net	951,259	910,618
Operating lease right-of-use assets	358,554	—
Acquired intangible assets, net	184,879	168,348
Goodwill	1,586,990	1,487,404
Deferred income tax assets	30,363	34,913
Other assets	150,865	116,067
Total assets	$5,182,762	$5,461,770
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$102,371	$99,089
Accrued expenses	238,524	328,304
Deferred revenue	110,667	69,083
Convertible senior notes	—	686,552
Operating lease liabilities	101,545	—
Other current liabilities	16,599	27,681
Total current liabilities	569,706	1,210,709
Deferred revenue	6,482	4,557
Deferred income tax liabilities	19,396	19,624
Convertible senior notes	883,584	874,080
Operating lease liabilities	293,381	—
Other liabilities	126,996	160,940
Total liabilities	1,899,545	2,269,910
Total stockholders' equity	3,283,217	3,191,860
Total liabilities and stockholders' equity	$5,182,762	$5,461,770

(1)
On January 1, 2019, Akamai adopted the new lease accounting standard on a modified retrospective basis by applying the new standard to its lease portfolio as of January 1, 2019, while continuing to apply legacy guidance in the comparative periods. Adoption of the standard required Akamai to record right-of-use assets and lease liabilities for its operating leases related to real estate and co-location arrangements. The adoption of the standard also resulted in elimination of related accrued expenses and deferred rent liabilities, as of January 1, 2019, that are now included in the new lease balances.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in thousands, except per share data)	March 31, 2019	December 31, 2018	March 31, 2018
Revenue	$706,508	$713,363	$668,724
Costs and operating expenses:
Cost of revenue(1) (2)	240,743	243,927	234,825
Research and development(1)	66,141	60,342	65,065
Sales and marketing(1)	126,276	137,797	122,553
General and administrative(1) (2)	122,835	129,565	154,385
Amortization of acquired intangible assets	9,599	8,292	8,431
Restructuring charges	6,389	13,152	14,908
Total costs and operating expenses	571,983	593,075	600,167
Income from operations	134,525	120,288	68,557
Interest income	8,635	7,308	3,965
Interest expense	(12,116)	(14,582)	(4,850)
Other income, net	511	59	21
Income before provision for income taxes	131,555	113,073	67,693
Provision for income taxes	24,425	19,058	13,979
Net income	$107,130	$94,015	$53,714

Net income per share:
Basic	$0.66	$0.58	$0.32
Diluted	$0.65	$0.57	$0.31

Shares used in per share calculations:
Basic	163,236	162,958	170,116
Diluted	164,787	164,540	172,004

(1)	Includes stock-based compensation (see supplemental table for figures)

(2)	Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(in thousands)	March 31, 2019	December 31, 2018	March 31, 2018
Cash flows from operating activities:
Net income	$107,130	$94,015	$53,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	108,205	116,294	104,095
Stock-based compensation	45,305	44,998	44,686
Provision (benefit) for deferred income taxes	8,982	(10,567)	(7,814)
Amortization of debt discount and issuance costs	11,618	14,114	4,850
Restructuring-related software charges	—	2,122	2,818
Other non-cash reconciling items, net	(121)	2,718	4,379
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(43,766)	(16,834)	(18,419)
Prepaid expenses and other current assets	(13,029)	(2,048)	(4,927)
Accounts payable and accrued expenses	(85,366)	34,317	(31,312)
Deferred revenue	29,286	(24,846)	25,243
Other current liabilities	(9,473)	7,392	13,701
Other non-current assets and liabilities	2,079	24,480	996
Net cash provided by operating activities	160,850	286,155	192,010
Cash flows from investing activities:
Cash paid for acquired businesses, net of cash acquired	(121,464)	—	(79)
Cash paid for equity method investment	(40,213)	—	—
Purchases of property and equipment and capitalization of internal-use software development costs	(142,429)	(117,334)	(113,075)
Purchases of short- and long-term marketable securities	(10,625)	(91,611)	(73,352)
Proceeds from sales and maturities of short- and long-term marketable securities	548,037	380,034	75,736
Other non-current assets and liabilities	2,935	612	(715)
Net cash provided by (used in) investing activities	236,241	171,701	(111,485)
Cash flows from financing activities:
Repayment of convertible senior notes	(690,000)	—	—
Proceeds from the issuance of common stock under stock plans	19,774	10,111	22,738
Employee taxes paid related to net share settlement of stock-based awards	(38,639)	(12,160)	(29,714)
Repurchases of common stock	(34,872)	(124,075)	(19,785)
Other non-current assets and liabilities	(1,558)	—	(3,900)
Net cash used in financing activities	(745,295)	(126,124)	(30,661)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	1,601	(1,316)	1,165
Net (decrease) increase in cash, cash equivalents and restricted cash	(346,603)	330,416	51,029
Cash, cash equivalents and restricted cash at beginning of period	1,036,987	706,571	314,429
Cash, cash equivalents and restricted cash at end of period	$690,384	$1,036,987	$365,458

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY DIVISION

	Three Months Ended
(in thousands)	March 31, 2019	December 31, 2018 (1)	March 31, 2018 (1)
Web Division	$376,275	$386,268	$353,250
Media and Carrier Division	330,233	327,095	315,474
Total revenue	$706,508	$713,363	$668,724
Revenue growth rates year-over-year:
Web Division	7%	9%	16%
Media and Carrier Division	5	8	7
Total revenue	6%	8%	11%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Web Division	9%	10%	13%
Media and Carrier Division	7	9	4
Total revenue	8%	10%	9%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE FROM CLOUD SECURITY SOLUTIONS

	Three Months Ended
(in thousands)	March 31, 2019	December 31, 2018 (3)	March 31, 2018 (3)
Cloud Security Solutions	$190,093	$184,769	$150,076
CDN and other solutions	516,415	528,594	518,648
Total revenue	$706,508	$713,363	$668,724

Revenue growth rates year-over-year:
Cloud Security Solutions	27%	35%	36%
CDN and other solutions	—	1	6
Total revenue	6%	8%	11%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Cloud Security Solutions	29%	37%	33%
CDN and other solutions	2	2	3
Total revenue	8%	10%	9%

(1) As of January 1, 2019, Akamai reassigned some of its customers from the Media and Carrier Division to the Web Division and revised historical results in order to reflect the most recent categorization and to provide a comparable view for all periods presented. As the purchasing patterns and required account expertise of customers change over time, Akamai may reassign a customer's division from one to another.
(2) See Use of Non-GAAP Financial Measures below for a definition
(3) As of January 1, 2019, Akamai updated its methodology for allocating revenue to specific solutions when solutions are sold as a bundle. Revenue amounts were reassigned from CDN and other solutions revenue to Cloud Security Solutions revenue as a result of this change and historical results were revised in order to reflect the most recent allocation methodologies and to provide a comparable view for all periods presented.

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE FROM INTERNET PLATFORM CUSTOMERS

	Three Months Ended
(in thousands)	March 31, 2019	December 31, 2018	March 31, 2018
Revenue from Internet Platform Customers	$47,086	$43,218	$44,391
Revenue excluding Internet Platform Customers	659,422	670,145	624,333
Total revenue	$706,508	$713,363	$668,724
Revenue growth rates year-over-year:
Revenue from Internet Platform Customers	6%	(14)%	(14)%
Revenue excluding Internet Platform Customers	6	10	14
Total revenue	6%	8%	11%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1):
Revenue from Internet Platform Customers	6%	(14)%	(14)%
Revenue excluding Internet Platform Customers	8	11	11
Total revenue	8%	10%	9%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended
(in thousands)	March 31, 2019	December 31, 2018	March 31, 2018
U.S.	$418,200	$434,231	$423,339
International	288,308	279,132	245,385
Total revenue	$706,508	$713,363	$668,724
Revenue growth rates year-over-year:
U.S.	(1)%	2%	6%
International	17	20	22
Total revenue	6%	8%	11%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1):
U.S.	(1)%	2%	6%
International	24	23	14
Total revenue	8%	10%	9%

(1) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL OPERATING EXPENSE DATA

	Three Months Ended
(in thousands)	March 31, 2019	December 31, 2018	March 31, 2018
General and administrative expenses:
Payroll and related costs	$49,651	$43,001	$51,894
Stock-based compensation	12,628	13,269	12,922
Depreciation and amortization	18,373	20,273	19,888
Facilities-related costs	21,023	22,216	21,795
Provision for doubtful accounts	800	1,079	521
Acquisition-related costs	451	896	1,143
Legal and stockholder matter costs	—	—	23,091
License of patent	(4,403)	(4,355)	(4,215)
Professional fees and other expenses	24,312	33,186	27,346
Total general and administrative expenses	$122,835	$129,565	$154,385

General and administrative expenses–functional(1):
Global functions	$49,468	$47,547	$55,653
As a percentage of revenue	7%	7%	8%
Infrastructure	72,327	80,659	78,192
As a percentage of revenue	10%	11%	12%
Other	1,040	1,359	20,540
Total general and administrative expenses	$122,835	$129,565	$154,385
As a percentage of revenue	17%	18%	23%

Stock-based compensation:
Cost of revenue	$5,569	$5,549	$5,296
Research and development	12,057	11,350	10,509
Sales and marketing	15,051	14,830	15,959
General and administrative	12,628	13,269	12,922
Total stock-based compensation	$45,305	$44,998	$44,686

(1) Global functions expense includes payroll, stock-based compensation and other employee-related costs for administrative functions, including finance, purchasing, order entry, human resources, legal, information technology and executive personnel, as well as third-party professional service fees. Infrastructure expense includes payroll, stock-based compensation and other employee-related costs for our network infrastructure functions, as well as facility rent expense, depreciation and amortization of facility and IT-related assets, software and software-related costs, business insurance and taxes. Our network infrastructure function is responsible for network planning, sourcing, architecture evaluation and platform security. Other expense includes acquisition-related costs, provision for doubtful accounts, the license of a patent, legal and stockholder matter costs and transformation costs.

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended
(in thousands, except end of period statistics)	March 31, 2019	December 31, 2018	March 31, 2018
Depreciation and amortization:
Network-related depreciation(1)	$30,168	$37,592	$38,235
Capitalized internal-use software development amortization	41,257	42,440	31,668
Other depreciation and amortization	17,948	19,802	19,498
Depreciation of property and equipment	89,373	99,834	89,401
Capitalized stock-based compensation amortization	8,095	7,175	5,569
Capitalized interest expense amortization	1,138	993	694
Amortization of acquired intangible assets	9,599	8,292	8,431
Total depreciation and amortization	$108,205	$116,294	$104,095

Capital expenditures, excluding stock-based compensation and interest expense(2)(3):
Purchases of property and equipment	$80,335	$74,262	$26,597
Capitalized internal-use software development costs	49,485	50,920	49,257
Total capital expenditures, excluding stock-based compensation and interest expense	$129,820	$125,182	$75,854

End of period statistics:
Number of employees	7,462	7,519	7,454

(1) As of January 1, 2019, due to the software and hardware initiatives we have undertaken to manage our global network more efficiently, Akamai changed the estimated useful life of its network assets, primarily servers, from 4 years to 5 years. This prospective change decreased depreciation expense in the first quarter of 2019, as compared to the comparative periods presented in 2018.
(2) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end.
(3) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS AND NET INCOME

	Three Months Ended
(in thousands)	March 31, 2019	December 31, 2018	March 31, 2018
Income from operations	$134,525	$120,288	$68,557
GAAP operating margin	19%	17%	10%
Amortization of acquired intangible assets	9,599	8,292	8,431
Stock-based compensation	45,305	44,998	44,686
Amortization of capitalized stock-based compensation and capitalized interest expense	9,233	8,168	6,263
Restructuring charges	6,389	13,152	14,908
Acquisition-related costs	451	896	1,143
Legal and stockholder matter costs	—	—	23,091
Transformation costs	4,191	5,178	—
Operating adjustments	75,168	80,684	98,522
Non-GAAP income from operations	$209,693	$200,972	$167,079
Non-GAAP operating margin	30%	28%	25%

Net income	$107,130	$94,015	$53,714
Operating adjustments (from above)	75,168	80,684	98,522
Amortization of debt discount and issuance costs	11,618	14,114	4,850
Gain on investments	(690)	—	—
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(12,304)	(12,959)	(21,283)
Non-GAAP net income	$180,922	$175,854	$135,803

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended
(in thousands, except per share data)	March 31, 2019	December 31, 2018	March 31, 2018
GAAP net income per diluted share	$0.65	$0.57	$0.31
Amortization of acquired intangible assets	0.06	0.05	0.05
Stock-based compensation	0.27	0.27	0.25
Amortization of capitalized stock-based compensation and capitalized interest expense	0.06	0.05	0.04
Restructuring charges	0.04	0.08	0.09
Acquisition-related costs	—	0.01	0.01
Legal and stockholder matter costs	—	—	0.13
Transformation costs	0.03	0.03	—
Amortization of debt discount and issuance costs	0.07	0.09	0.03
Gain on investments	—	—	—
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.07)	(0.08)	(0.12)
Non-GAAP net income per diluted share	$1.10	$1.07	$0.79

Shares used in diluted per share calculations	164,787	164,540	172,004

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended
(in thousands)	March 31, 2019	December 31, 2018	March 31, 2018
Net income	$107,130	$94,015	$53,714
Interest income	(8,635)	(7,308)	(3,965)
Provision for income taxes	24,425	19,058	13,979
Depreciation and amortization	89,373	99,834	89,401
Amortization of capitalized stock-based compensation and capitalized interest expense	9,233	8,168	6,263
Amortization of acquired intangible assets	9,599	8,292	8,431
Stock-based compensation	45,305	44,998	44,686
Restructuring charges	6,389	13,152	14,908
Acquisition-related costs	451	896	1,143
Legal and stockholder matter costs	—	—	23,091
Transformation costs	4,191	5,178	—
Interest expense	12,116	14,582	4,850
Gain on investments	(690)	—	—
Other expense (income), net	179	(59)	(21)
Adjusted EBITDA	$299,066	$300,806	$256,480
Adjusted EBITDA margin	42%	42%	38%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•
Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amounts of contingent consideration and indemnification associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•
Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•
Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In May 2018, Akamai issued $1,150 million of convertible senior notes due 2025 with a coupon interest rate of 0.125%. In February 2014, Akamai issued $690 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rates of these convertible senior notes were 4.26% and 3.20%, respectively. This is a result of the debt discounts recorded for the conversion features that are required to be separately accounted for as equity under GAAP, thereby reducing the carrying value of the convertible debt instruments. The debt discounts are amortized as interest expense together with the issuance costs of the debt. The interest expense excluded from Akamai's non-GAAP results is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not representative of ongoing operating performance.

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Gains and losses on investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of certain investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations and ongoing operating performance.

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Legal and stockholder matter costs – Akamai has incurred losses related to the settlement of legal matters and costs from professional service providers related to a non-routine stockholder matter. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations.

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Endowment of Akamai Foundation – During the second quarter of 2018, Akamai incurred a charge to endow the Akamai Foundation. Akamai believes excluding these amounts from non-GAAP financial measures is useful to investors as this one-time expense is not representative of its core business operations.

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Transformation costs – Akamai has incurred professional services fees associated with internal transformation programs designed to improve its operating margins and that are part of a planned program intended to significantly change the manner in which business in conducted. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events and activities giving rise to them occur infrequently and are not representative of Akamai's core business operations and ongoing operating performance.

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Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or releasing of valuation allowances), if any. Akamai believes that applying the non GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs from professional service providers related to a non-routine stockholder matter; costs incurred related to the establishment of an endowment to the Akamai Foundation; transformation costs; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs from professional service providers related to a non-routine stockholder matter; costs incurred related to the establishment of an endowment to the Akamai Foundation; transformation costs; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding. Basic weighted average shares outstanding are those used in GAAP net income per share calculations. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transaction entered into in connection with the issuance of $1,150 million of convertible senior notes due 2025. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transaction and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due 2025, unless and until Akamai's weighted average stock price is greater than $95.10, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs from professional service providers related to a non-routine stockholder matter; costs incurred related to the establishment of an endowment to the Akamai Foundation; transformation costs; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end.

Impact of Foreign Currency Exchange Rate – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about expected future financial performance. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; change in stock price; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release and on such call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.